                                                                       EXHIBIT 1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Datascope Corp. 401 (k) Savings and Supplemental Retirement Plan
14 Philips Parkway
Montvale, NJ  07465

We hereby consent to the incorporation by reference in the Registration Statement on form S-8 of our report dated June 15, 2004 relating to the financial statements and schedule of Datascope Corp. 401 (k) Savings and Supplemental Retirement Plan appearing in the Annual Report on Form 11-K for the year ended December 31, 2003.


BDO Seidman, LLP
Woodbridge, New Jersery

June 25, 2004